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Exhibit 31.2

CERTIFICATE
Pursuant to Section 302 of the
Sarbanes-Oxley Act of 2002

I, PERRY Y. ING, certify that:

1.
I have reviewed this Amendment to Annual Report on Form 10-K/A of US Gold Corporation for the year ended December 31, 2008; and

2.
Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Dated: April 9, 2009

US GOLD CORPORATION
By:	/s/ PERRY Y. ING Perry Y. Ing Vice President, Chief Financial Officer and Secretary

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  Exhibit 31.2
CERTIFICATE Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002